Exhibit 99.1

AeroVironment Announces Fiscal 2025 First Quarter Results

ARLINGTON, VA, September 4, 2024 — AeroVironment, Inc. (“AeroVironment” or the “Company”) reported today financial results for the fiscal first quarter ended July 27, 2024.

First Quarter Highlights:

●	Record first quarter revenue of $189.5 million up 24% year-over-year
●	First quarter net income of $21.2 million and adjusted EBITDA of $37.2 million
●	In August 2024 awarded U.S. Army Lethal Unmanned Systems Indefinite Delivery, Indefinite Quantity (“IDIQ”) with a record contract ceiling value of $990 million and initial funding of $128 million

“AeroVironment has once again delivered excellent results, including record first-quarter revenue that’s 24% higher than the same period last fiscal year,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “Our Loitering Munition Systems segment continues to be the highest growth driver for the company posting first-quarter revenue, 68% higher than the same quarter last year.

“With a growing pipeline and solid operating performance, AeroVironment is working toward achieving another record fiscal year, and we are confident that our success will carry forward into future years.”

FISCAL 2025 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2025 was $189.5 million, an increase of 24% as compared to $152.3 million for the first quarter of fiscal 2024, reflecting higher product sales of $40.0 million, partially offset by a decrease in service revenue of $2.9 million. From a segment standpoint, the year-over-year increase was due to revenue growth in Loitering Munitions Systems (“LMS”) of 68% and UnCrewed Systems (“UxS”) of 22%, partially offset by a decrease in MacCready Works (“MW”) of 24%.

Gross margin for the first quarter of fiscal 2025 was $81.5 million, an increase of 24% as compared to $65.7 million for the first quarter of fiscal 2024, reflecting higher product gross margin of $16.1 million, partially offset by lower service margin of $0.3 million. As a percentage of revenue, gross margin remained consistent at 43%. Gross margin was negatively impacted by an increase of $1.3 million of intangible amortization expense and other related non-cash purchase accounting expenses.

Income from operations for the first quarter of fiscal 2025 was $23.1 million as compared to $26.4 million for the first quarter of last fiscal year. The decrease year-over-year was due to an increase in selling, general and administrative (“SG&A”) expense of $10.0 million and an increase in research and development (“R&D”) expense of $9.1 million, partially offset by higher gross margin of $15.8 million.

Other loss, net, for the first quarter of fiscal 2025 was $0.5 million, as compared to $3.1 million for the first quarter of last fiscal year. The decrease in other loss, net was primarily due to a decrease in net interest expense and a decrease in net unrealized losses on investment holdings.

Provision for income taxes for the first quarter of fiscal 2025 was $1.5 million, as compared to $1.3 million for the first quarter of last fiscal year.

Net income for the first quarter of fiscal 2025 was $21.2 million, or $0.75 per diluted share, as compared to $21.9 million, or $0.84 per diluted share, in the prior-year period, respectively.

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2025 was $37.2 million and non-GAAP earnings per diluted share were $0.89, as compared to $37.3 million and $1.00, respectively, for the first quarter of fiscal 2024.

BACKLOG

As of July 27, 2024, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $372.9 million, as compared to $400.2 million as of April 30, 2024. Funded backlog as of July 27, 2024 includes only initial funding for Switchblade 300 and 600s for the recently announced program wins such as the Low Altitude Stalking and Strike Ordnance or “LASSO” program, Organic Precision Fires-Light or “OPF-L” program, the Replicator Initiative, Ukraine Aid Initiative and our first Lithuanian order. Funded backlog does not include $128 million of initial funding under the recently announced IDIQ contract to deliver LMS systems for the U.S. Army’s Directed Requirement for Lethal Unmanned Systems with a contract ceiling value of $990 million. Additional funding for each of these programs is anticipated in our full year plan.

FISCAL 2025 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2025, the Company continues to expect revenue of between $790 million and $820 million, net income of between $74 million and $83 million, Non-GAAP adjusted EBITDA of between $143 million and $153 million, earnings per diluted share of between $2.61 and $2.92 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $3.18 and $3.49.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday, September 4, 2024, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, vice president corporate development and investor relations, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BIabc39fbc6b534eb4aac7d5fda54c1d33

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the first quarter fiscal year 2025 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in

Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our reliance on limited relationships to fund our development of HAPS UAS; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; our ability to respond and adapt to legal, regulatory and government budgetary changes, including those resulting from the impact of pandemics and similar outbreaks; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended
	July 27,	July 29,
	2024	2023

	(Unaudited)
Revenue:
Product sales	$159,504	$119,471
Contract services	29,979	32,876
	189,483	152,347
Cost of sales:
Product sales	85,519	61,608
Contract services	22,497	25,079
	108,016	86,687
Gross margin:
Product sales	73,985	57,863
Contract services	7,482	7,797
	81,467	65,660
Selling, general and administrative	33,795	23,827
Research and development	24,613	15,466
Income from operations	23,059	26,367
Other loss:
Interest expense, net	(239)	(2,008)
Other (expense) income, net	(234)	(1,129)
Income before income taxes	22,586	23,230
Provision for income taxes	1,485	1,314
Equity method investment loss, net of tax	65	(21)
Net income	21,166	21,895
Net income per share
Basic	$0.76	$0.84
Diluted	$0.75	$0.84
Weighted-average shares outstanding:
Basic	27,959,692	26,088,277
Diluted	28,281,827	26,179,042

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	July 27,	April 30,
	2024	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,162	$73,301
Accounts receivable, net of allowance for doubtful accounts of $58 at July 27, 2024 and $159 at April 30, 2024	35,487	70,305
Unbilled receivables and retentions	219,766	199,474
Inventories, net	143,835	150,168
Income taxes receivable	338	—
Prepaid expenses and other current assets	19,758	22,333
Total current assets	500,346	515,581
Long-term investments	21,887	20,960
Property and equipment, net	48,071	46,602
Operating lease right-of-use assets	28,283	30,033
Deferred income taxes	41,303	41,303
Intangibles, net	67,521	72,224
Goodwill	275,932	275,652
Other assets	15,826	13,505
Total assets	$999,169	$1,015,860
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$43,596	$48,298
Wages and related accruals	20,413	44,312
Customer advances	10,993	11,192
Current portion of long-term debt	10,000	10,000
Current operating lease liabilities	9,428	9,841
Income taxes payable	5,597	4,162
Other current liabilities	17,331	17,074
Total current liabilities	117,358	144,879
Long-term debt, net of current portion	6,788	17,092
Non-current operating lease liabilities	21,086	22,745
Other non-current liabilities	2,123	2,132
Liability for uncertain tax positions	5,603	5,603
Deferred income taxes	673	664
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at July 27, 2024 and April 30, 2024	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—28,206,480 shares at July 27, 2024 and 28,134,438 shares at April 30, 2024	4	4
Additional paid-in capital	598,735	597,646
Accumulated other comprehensive loss	(5,054)	(5,592)
Retained earnings	251,853	230,687
Total stockholders’ equity	845,538	822,745
Total liabilities and stockholders’ equity	$999,169	$1,015,860

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	July 27,	July 29,
Operating activities
Net income	$21,166	$21,895
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	8,852	6,951
(Gain) loss from equity method investments	(65)	21
Amortization of debt issuance costs	266	214
Provision for doubtful accounts	(101)	(15)
Reserve for inventory excess and obsolescence	2,667	3,330
Other non-cash expense, net	616	173
Non-cash lease expense	2,430	2,184
Loss on foreign currency transactions	142	132
Unrealized loss on available-for-sale equity securities, net	321	1,013
Deferred income taxes	(1)	(427)
Stock-based compensation	4,536	3,204
Loss on disposal of property and equipment	143	116
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	34,993	8,207
Unbilled receivables and retentions	(20,274)	(1,603)
Inventories	3,867	(40,004)
Income taxes receivable	(336)	—
Prepaid expenses and other assets	(814)	(4,401)
Accounts payable	(4,976)	(2,780)
Other liabilities	(25,081)	(15,272)
Net cash provided by (used in) operating activities	28,351	(17,062)
Investing activities
Acquisition of property and equipment	(5,430)	(3,632)
Contributions in equity method investments	(1,183)	—
Net cash used in investing activities	(6,613)	(3,632)
Financing activities
Principal payments of term loan	(10,500)	(5,000)
Payment of debt issuance costs	—	(9)
Tax withholding payment related to net settlement of equity awards	(3,953)	(1,298)
Exercise of stock options	506	—
Other	(7)	(8)
Net cash used in financing activities	(13,954)	(6,315)
Effects of currency translation on cash and cash equivalents	77	21
Net increase (decrease) in cash and cash equivalents	7,861	(26,988)
Cash and cash equivalents at beginning of period	73,301	132,859
Cash and cash equivalents at end of period	$81,162	$105,871
Supplemental disclosures of cash flow information
Cash paid (refunded), net during the period for:
Income taxes	$(101)	$35
Interest	$370	$1,782
Non-cash activities
Change in foreign currency translation adjustments	$538	$(63)
Acquisitions of property and equipment included in accounts payable	$1,208	$969

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended July 27, 2024
	UxS	LMS	MW	Total
Revenue:
Product sales	$112,301	$47,180	$23	$159,504
Contract services	7,675	4,793	17,511	29,979
	$119,976	$51,973	$17,534	$189,483

Segment adjusted gross margin	$67,252	$13,272	$4,657

	Three Months Ended July 29, 2023
	UxS	LMS	MW	Total
Revenue:
Product sales	$93,231	$25,325	$915	$119,471
Contract services	4,976	5,592	22,308	32,876
	$98,207	$30,917	$23,223	$152,347

Segment adjusted gross margin	$50,426	$12,323	$5,308

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended
	July 27, 2024	July 29, 2023

Earnings per diluted share	$0.75	$0.84
Acquisition-related expenses	—	0.02
Amortization of acquired intangible assets and other purchase accounting adjustments	0.13	0.10
Equity method and equity securities investments activity, net	0.01	0.04
Earnings per diluted share as adjusted (Non-GAAP)	$0.89	$1.00

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended
(in millions)	July 27, 2024	July 29, 2023
Net income	$21.2	$21.9
Interest expense, net	0.2	2.0
Provision for income taxes	1.5	1.3
Depreciation and amortization	8.9	7.0
EBITDA (Non-GAAP)	31.8	32.2
Stock-based compensation	4.5	3.2
Equity method and equity securities investments activity, net	0.3	1.0
Amortization of cloud computing arrangement implementation	0.6	0.2
Acquisition-related expenses	—	0.7
Adjusted EBITDA (Non-GAAP)	$37.2	$37.3

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2025
Forecast earnings per diluted share	$2.61 - 2.92
Amortization of acquired intangible assets and other purchase accounting adjustments	0.51
Equity method and equity securities investments activity, net	0.06
Forecast earnings per diluted share as adjusted (Non-GAAP)	$3.18 - 3.49

Reconciliation of 2025 Forecast and Fiscal Year 2024 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2025	April 30, 2024
Net income	$74 - 83	$60
Interest expense, net	—	4
Provision for income taxes	7 - 8	2
Depreciation and amortization	39	36
EBITDA (Non-GAAP)	120 - 130	102
Stock-based compensation	20	17
Equity method and equity securities investments activity, net	1	6
Amortization of cloud computing arrangement implementation	2	2
Acquisition-related expenses	—	2
Adjusted EBITDA (Non-GAAP)	$143 - 153	$128

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Gross Margin

Adjusted gross margin is defined as gross margin before intangible amortization and amortization of non-cash purchase accounting adjustments.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-and-faq/contact-us